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                                                                   Exhibit 23(a)

                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

         We have issued our report dated March 19, 2001, accompanying the consolidated financial statements of Intertape Polymer Group Inc. as at December 31, 2000 and 1999, and for each of the years in the three year period ended December 31, 2000, appearing in the Annual Report on Form 40-F for the fiscal year ended December 31, 2000. We consent to the incorporation by reference in the Registration Statement of Intertape Polymer Group Inc. on Form S-8 of the aforementioned report and to the use of our name as it appears in such Registration Statement.

                                   /s/ RAYMOND CHABOT GRANT THORNTON,
                                       General Partnership
                                       Chartered Accountants

                                       Montreal, Canada
                                       August 14, 2001